EXHIBIT 4.4.2



                     FIRST AMENDMENT TO CREDIT
        AGREEMENT BY AND AMONG CONTINENTAL RESOURCES, INC.
         CONTINENTAL GAS, INC. AND MIDFIRST BANK AND THE
        INSTITUTIONS NAMED IN THE CREDIT AGREEMENT AS BANKS
                    AND MIDFIRST BANK, AS AGENT

  THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("Amendment"), made and entered
into this    1st   day of August, 2000, by and among CONTINENTAL RESOURCES,
INC., an Oklahoma corporation (individually, "Resources") and CONTINENTAL GAS, INC., an Oklahoma corporation (individually, "Gas") (Resources and Gas are hereinafter collectively referred to as "Borrowers" and individually as a "Borrower"), and MIDFIRST BANK, a federally chartered savings association ("MidFirst"), and each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Amendment) or which may from time to time become a party hereto pursuant to the provisions of Section 28 of the Credit Agreement or any successor or assignee thereof (hereinafter collectively referred to as "Banks", and individually a "Bank") and MidFirst, as Agent (the "Agent").

                       W I T N E S S E T H:

  WHEREAS, on April 21, 2000 Borrowers, Banks and Agent entered into that certain Credit Agreement (the "Agreement") whereby Banks provided Borrower with a revolving line of credit in an amount which could not exceed $25,000,000.00 as evidenced by the Notes subject to a Borrowing Base.

  WHEREAS, the obligations described in the Agreement are secured by, among other things not specifically set forth herein, certain Oil and Gas Properties and other Collateral; and

  WHEREAS, all capitalized terms not otherwise defined herein shall have those meanings assigned to such terms in the Agreement;

  WHEREAS, Borrower, Banks and Agent desire to amend the Agreement for the first time in order to, among other things not specifically set forth in this recital, (i) add Local Oklahoma Bank, N.A. as a "Bank", and (ii) certain other modifications as set forth herein.

  NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, Banks and Agent hereby agree to amend the agreement as follows:

     A.  CHANGES TO THE AGREEMENT

  1. The definition of "Delta Trust" set forth at Section 1 of the Agreement, Definitions, is hereby deleted from the Agreement in its entirety.

  2. The definition of "Interest Payment Date" set forth at Section 1 of the Agreement, Definitions, is hereby amended and restated in its entirety as follows:

  "Interest Payment Date" shall mean the last day of each calendar month.

  3. The definition of "Revolving Commitment" set forth at Section 1 of the Agreement, Definitions, is hereby amended and restated in its entirety in order to correct the reference to "Bank's Revolving Commitment Percentage" as follows:

  "Revolving Commitment" shall mean (A) for all Banks, the lesser of
  (i)$25,000,000 or (ii) the Borrowing Base in effect from time to time, in each case as reduced from time to time pursuant to Sections 2 and 7 hereof, and (B) as to any Bank, its obligation to make Advances hereunder on the Revolving Loan and purchase participations in Letters of Credit issued hereunder by the Agent in amounts not exceeding, in the aggregate, an amount equal to such Bank's Revolving Commitment Percentage times the total Revolving Commitment as of any date. The Revolving Commitment of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 28 hereof. Each reduction in the Revolving Commitment shall result in a Pro Rata reduction in each Bank's Revolving Commitment.

  4. The definition of "Unused Fee Rate" set forth at Section 1 of the Agreement, Definitions, is hereby amended and restated in its entirety in order to correct the tiers set forth therein as follows:

      "Unused Fee Rate" shall mean the percentage used to calculate the Unused Commitment Fee (as such term is defined in Section 8(a) hereof), which percentage shall be:

     (i) twenty five (25.00) basis points per annum whenever the Total Outstandings are greater than or equal to seventy-five percent (75%) of the Borrowing Base in effect at the time in question;

     (ii) twenty-two and 50/100ths (22.5) basis points per annum whenever Total Outstandings are greater than or equal to fifty percent (50%) but less than seventy-five percent (75%) of the Borrowing Base in effect at the time in question;

    (iii) twenty (20) basis points per annum whenever Total Outstandings are greater than or equal to twenty-five percent (25%) but less than fifty percent (50%) of the Borrowing Base in effect at the time in question; or

     (iv) eighteen and 75/100ths (18.75) basis points per annum whenever Total Outstandings are less than twenty-five percent (2.5%) of the Borrowing Base in effect at the time in question.

  5.  Section 2 of the Agreement, Commitments of the Banks, at Subsection
(c), Letters of Credit, is hereby amended in order to restate the third sentence of said Subsection (c) in its entirety as follows:

       Each Letter of Credit issued for the account of Borrowers hereunder shall (i) be in favor of such beneficiaries as specifically requested by Borrowers, (ii) have an expiration date not exceeding one year from the Revolving Maturity Date, and (iii) contain such other terms and provisions as may be reasonable required by Bank.

  6.  Section 2 of the Agreement, Commitments of the Banks, at Subsection
(f), Revolving Commitments, is hereby amended and restate in its entirety as follows:

         (f) Commitment Reductions. The Borrowing Base and the Revolving Commitment shall be reduced from time to time as a result of an Unscheduled Redetermination upon the sale of Oil and Gas Properties by an amount determined by Banks pursuant to Section 7(b) hereof (the "Monthly Commitment Reduction). If, as a result of any such reduction in the Borrowing Base, the Total Outstandings ever exceed the Borrowing Base then in effect, the Borrowers shall make the mandatory prepayment of principal required pursuant to Section 9(b) hereof. Initially, the Monthly Commitment Reduction will be zero ($0.00) and will remain at such amount until redetermined in a subsequent determination of the Borrowing Base pursuant to Section 7(b) below. The Monthly Commitment Reduction will be redetermined in conjunction with each subsequent determination of the Borrowing Base pursuant to Section 7(b).

  7. The first sentence of Subsection "(b)", Subsequent Determinations of Borrowing Base, of Section 7 of the Agreement, Borrowing Base, is hereby amended and restated in its entirety as follows:

    Subsequent determinations of the Borrowing Base and Monthly Commitment Reduction shall be made by the Banks at lease semi-annually based on engineering reports effectively dated January 1 and July 1 of each year beginning July 1, 2000 or as otherwise required to accommodate Unscheduled Redeterminations.

  8. The fifth (5th) sentence from the end of SubSection (b), Subsequent Determinations of Borrowing Base, of Section 7 of the Agreement, Borrowing Base, is hereby amended and restated in its entirety as follows:

         If at any time any of the Oil and Gas Properties are sold, the Borrowing Base then in effect may be reduced as a result of an Unscheduled Redetermination.

  9. The phrase "sales made with the consent of Majority Banks which are made pursuant to, and in full compliance with, Section 12(r) hereof" is hereby deleted from part "(B)" of sub-paragraph "(ii)" of Subsection "(a)", Negative Pledge, of Section 13, Negative Covenants, and the phrase "INTENTIONALLY DELETED" is inserted in its place.

  10. All references to the amount of "5,000,000" in Section 28, Assignments and Participations, at Subsection "(a)" shall be deleted and replaced with the amount of "2,500,000".

  11.  Item "(3)" contained within Section 28, Assignments and
Participations, of the Agreements at Subsection "(a)" shall be amended and restated in its entirety as follows:

       (3) each such sale, assignment or transfer shall be of a Pro Rata portion of such Bank's Revolving Commitment,

     B.  REPRESENTATIONS AND WARRANTIES

  Borrower hereby represents and warrants to Banks that:

  1. Each Borrower is a corporation, duly organized, legally existing, and in good standing under the laws of the State of Oklahoma, and is duly qualified as a foreign corporation and in good standing in all other states wherein the nature of its business or its assets make such qualification necessary.

  2. Each Borrower's execution and deliver of this Amendment and performance of its obligations hereunder: (a) are and will be within its corporate powers; (b) are duly authorized by its board of directors; (c) are not and will not be in contravention of any law, statute, rule or regulation, the terms of its articles or certificates of incorporation and bylaws, nor of any preferred stock provision, indenture, agreement or undertaking to which Corporation or any of its properties are bound; (d) do not require any consent or approval (including governmental) which has not been given; and (e) will not result in the imposition of Liens, charges or encumbrances on any of its properties or assets, except those in favor of Banks hereunder.

  3. This Amendment, when duly executed and delivered, will constitute the legal, valid and binding obligations of each Borrower, enforceable in accordance with its terms.

  4. All financial statements, balance sheets, income statements and other financial data which have been or are hereafter furnished to Banks by each Borrower to induce Banks to make the loans hereunder due, and as to subsequent financial statements will, fairly represent each Borrower's financial condition as of the dates for which the same are furnished. All such financial statements, reports, papers and other data furnished to Banks are and will be, when furnished: Prepared in accordance with generally accepted accounting principles consistently applied: accurate and correct in all material respects; and complete insofar as completeness may be necessary to give Banks a true and accurate knowledge of the subject matter. Since the date of the last such financial statements, no material adverse change has occurred in the operations or condition, financial or otherwise and other financial data provided to Banks; of either Borrower, nor, to the best of their knowledge, has either Borrower incurred, any material liabilities or made any material investment or guarantees, direct or contingent, in any single case or in the aggregate, which has not been disclosed to Banks.

  5. The Borrower, collectively, is the sole and lawful owner of the Collateral, pledged, mortgaged or assigned by it, and each Borrower has, and as to after acquired property or New Properties will have, good right to cause the Collateral to be hypothecated to Banks as security for the Obligations.

  6. All of each Borrower's other representations and warranties set forth in the Agreement are true and correct on and as of the date hereof with the same effect as though made and repeated by Borrower as of the date hereof.

     C.  CONDITIONS

  The Banks' obligations under the Agreement, as hereby amended, are subject to the following conditions:

  1. Then Banks and each Borrower shall have executed and delivered this Amendment.

  2. Each Borrower's representations and warranties set forth in Section B hereof shall be true and correct on and as of the date hereof, and the date of any subsequent advance with the same effect as though such representation and warranty had been on and as of such date.

  3. Borrower shall have executed any and all mortgages, deeds of trust and/or any other security documents deemed necessary by Agent in its sole discretion.

  4. Each Borrower shall have satisfied all conditions set forth in Section 11 of the Agreement.

  5. As of the date hereof, and the date of any subsequent Advance, no Event of Default nor any event which, with the giving of notice or lapse of time, would constitute an Event of Default shall have occurred and be continuing.

    D.  OTHER COVENANTS AND MISCELLANEOUS TERMS

  1. Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and the same is hereby ratified and extended.

  2. The obligations of Borrowers to Banks, including but not limited to the indebtedness evidences by the Note executed in conjunction with the Agreement, shall continue to be secured by the Collateral, without interruption or impairment of any kind.

  3. The Borrowers hereby agree to pay all reasonable attorney fees and legal expenses incurred by Agent in preparation, execution and implementation of this Amendment and any mortgages, deeds of trust, security agreements, pledge agreements or any amendments thereto.

  4. This Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of the Borrowers and Banks, and their respective successors and assigns. All obligations of the Borrowers under the Agreement and all rights of Banks and any other holder of the Notes, whether expressed herein or in any Note, shall be in addition to and not in limitation of those provided by applicable law.
Borrowers irrevocably agree that, subject to Banks' sole election, all suits or proceedings arising from or related to the Agreement, as amended, or the Notes may be litigated in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma, and the Borrower hereby irrevocably waives any objection to such jurisdiction and venue.

  5. This Amendment may be executed in as many counterparts as are deemed necessary or convenient, and it shall not be necessary for the signature of more than any one party to appear on any single counterpart. Each counterpart shall be deemed an original, but all shall be construed together as one and the same instrument. The failure of any party to sign shall not affect or limit the liability of any party executing any such counterpart.

                                     BORROWER:

                                     CONTINENTAL RESOURCES, INC.,
                                     an Oklahoma corporation

                                           HAROLD HAMM
                                     By:   Harold Hamm
                                     Title: President

                                     CONTINENTAL GAS, INC.,
                                     an Oklahoma corporation

                                           RANDY MOEDER
                                     By:   Randy Moeder
                                     Title: President


                                     BANKS:

                                     MIDFIRST BANK

                                           W. THOMAS PORTMAN
                                     By:   W. Thomas Portman
                                     Title: Vice President

                                     BANCFIRST

                                           E. G. ALEXANDER
                                     By:   E. G. Alexander
                                     Title: Senior Vice President

                                     LOCAL OKLAHOMA BANK, N.A.

                                           JOHN K. SLAY, JR.
                                     By:   John K. Slay, Jr.
                                     Title: Senior Vice President

                                     AGENT:

                                     MIDFIRST BANK

                                           W. THOMAS PORTMAN
                                     By:   W. Thomas Portman
                                     Title: Vice President